Exhibit 10.14

Artificial Intelligence and Big Data Basic Service Platform Project

Technical Service Agreement

Contract Number:

Party A: China Construction Third Bureau Installation Engineering Co., Ltd.

Address: Floor 7.9, No. 709, Shangxin Avenue, East Lake New Technology Development Zone, Wuhan.

Legal Representative:

Project Contact: Sun Sheng

Contact Information: 18267807974

Mailing Address: 10th Floor, Jinqiao Building, No. 1389 Jinqiao Road, Pudong New Area, Shanghai.

Tel: 021-50187010	Fax: 021-58994323

E-mail: huadongwuzi@163.com

Party B: Shanghai Xiao-i Robot Technology Co., Ltd.

Address: 7th Floor, No. 398, Lane 1555, Jinshajiang West Road, Jiading District, Shanghai.

Legal Representative: Yuan Hui

Project Contact: Zuo Xincheng

Contact Information: 18616861618

Mailing Address: 1st Floor, No. 383, Lane 1555, Jinshajiang West Road, Jiading District, Shanghai.

Tel: 18616861618	Fax: ___________

E-mail: andy.zuo@xiaoi.com

Party A and Party B have negotiated on an equal level, and on the basis of truly and fully expressing their respective wishes, reached the following terms of the Agreement regarding Party B’s provision of customized development and integrated technical services for Party A’s artificial intelligence and big data basic service platform project, for mutual compliance.

1. Subject

1.1 For details of the technical service content, please refer to the “Quotation Form for Artificial Intelligence and Big Data Basic Algorithm Customization and Integration Services” (hereinafter referred to as “Quotation Form”) in Annex I of this contract.

1.2 Notwithstanding the above agreement, if Party A’s demand exceeds that stated in the quotation, both parties agree to confirm the additional demand in the form of a technical service demand order (see Appendix 2 for the order template) in accordance with the calculation principle confirmed by the quotation or both parties. settlement.

2. Party B’s Rights and Obligations

2.1. Party B shall submit the implementation plan and the corresponding workload to Party A within seven working days after receiving Party A’s demand and all the information provided by Party A (including but not limited to technical information, original data, etc.), and Party A shall confirm that it is correct Afterwards, both parties will implement the plan according to the implementation plan.

2.2. Responsibilities of Party B in the technical service process:

2.2.1. Determine and equip the technical implementers under the project team. Party A shall be notified of the personnel changes of the project team in time, and the incompetent personnel shall be replaced in time.

2.2.2. With the cooperation of Party A, complete requirements analysis, design, development, testing and implementation in accordance with the requirements of this contract and the requirements list, discover and solve problems in a timely manner, and continuously improve to meet the service standards agreed by both parties.

2.2.3. Party B guarantees that there are no serious functional defects in its technical service results. If serious functional defects are found during the use of Party A, Party B will be responsible for repairing them in time. If the technical service work is delayed or fails due to Party B’s reasons, Party B shall be responsible agreed responsibilities.

2.2.4. Provide Party A with relevant documents and materials for project implementation.

2.2.5. Provide necessary, project-wide training for technical and operational personnel.

3. Party A’s Rights and Obligations

3.1. Party A shall provide Party B with all the materials required for technical services (including but not limited to technical materials, original data, etc.), the environment for system trial operation and other assistance matters, etc., and if Party B needs the information provided by Party A during the project implementation for information or assistance, Party A shall provide or give feedback within [seven days] of Party B’s request. Party A failed to provide according to the contract, resulting in the stagnation, delay and failure of this technical service.

In the event of a failure, Party B shall not be held accountable, and Party A shall not delay or reduce the amount that Party A shall pay Party B to Party B based on this contract. Party A shall be responsible for the delay in construction period and service quality caused by this.

3.2. If during the performance of the contract, Party A requests to change the project or functional requirements, it needs to negotiate with Party B in a timely manner, and the two parties should reach a supplementary agreement on the change of technical services and progress.

3.3. Party A shall pay the contract service fee on schedule.

3.4. Unless Party B obtains the written consent of Party B, Party A shall not make any modification to the technical service results provided by Party B. Party B shall not be responsible for any modification of the technical service results provided by Party B that leads to abnormal operation. Services are not provided; secondary development carried out in accordance with the requirements of Party B’s development specifications is not subject to this restriction.

4. Price and Payment

4.1. Calculation of expenses arising from this contract: settlement shall be made on a monthly basis according to the unit price and actual workload stipulated in the quotation table in Annex 1 of this contract and the order in Annex 2.

4.2. Billing method: monthly billing. After the end of each natural month, the project contact person designated by Party B shall send the settlement statement to the project contact person of Party A (see Annex 3), and the project contact person designated by Party A shall receive the settlement statement from the project contact person designated by Party B within seven working days If there is any objection, it should be raised within seven working days. If the settlement statement is not confirmed and no objection is raised within the time limit, it is deemed to confirm that the settlement amount of the settlement statement sent by the project contact person designated by Party B is correct.

4.3. Payment schedule and method: After both parties confirm the settlement statement, and Party B issues a special value-added tax invoice that meets Party A’s financial requirements to Party A, Party A shall pay Party B the settlement amount of the current month in one lump sum within ten days.

4.4. The invoice shall be issued by Party B to Party A with a special value-added tax invoice at the equivalent tax rate of [6%] according to national regulations.

4.5. Party B’s bank name, account name and account number are:

Account name: Shanghai Xiao-i Robot Technology Co., Ltd.

Bank of deposit: Pudong Science and Technology Branch of Bank of Shanghai Co., Ltd.

Account number: 03003989258

5. Change in Contract

Both parties jointly understand and agree to the following agreement on contract modification:

5.1. Changes to this contract must be agreed upon by both parties and determined in writing.

5.2. Any change involving the construction period or the contract amount shall be handled by the contact person designated in this contract or the person in charge who holds a valid power of attorney issued by one party (with the official seal of the party and the signature or seal of the legal representative of the party), Participate in negotiations and sign a written agreement to become effective.

5.3. During the normal implementation of the project, due to the change of Party A’s business and functional requirements, any design proposal, technical architecture and performance indicators, development work, adjustment and increase or decrease of the schedule, as well as Party B’s commitment to the function, performance quality and work progress , must be signed by the contact of Party B designated in this contract or the person in charge authorized by Party B on site in written forms such as reports, meeting minutes, and memorandums to take effect.

5.4. The functional requirements, performance indicators, rectification opinions, change requirements, data corrections, etc. formally requested by any department and personnel of Party A to Party B must be designated by the contact person of Party A in this contract or hold a valid power of attorney issued by Party A (plus Party B will only approve the written report signed by the person in charge with the official seal of Party A.

5.5. Any oral or written commitments and behaviors that violate the above principles in the name of both parties participating in the project cannot represent the opinions of both parties. Such behaviors are completely personal behaviors, and both parties agree that all legal consequences arising therefrom It is borne by him personally and has no right to assert any rights against the other party.

6. Intellectual Property

6.1. The intellectual property rights of software and systems designed and developed by Party B in accordance with Party A’s requirements belong to Party A, but Party A can only use them in accordance with the purpose stipulated in this contract, and shall not transfer or authorize them to any third party. Except for the performance of this contract or with the written consent of Party A, Party B shall not transfer or authorize it to any third party for use or use it by itself. The basic technology modules, development frameworks, non-customized development source codes and related intellectual property rights used by Party B to implement this technical service are still owned by Party B, and Party A shall not translate, export, sell, lease, lend or transfer, or use for non-archive purposes Copy or deliver to other parties for use by providing sublicense, sublicense, information network, etc., and shall not translate, disassemble, modify, decompile, disassemble, reverse engineer, track and analyze the intermediate data and results. Before Party B provides Party A with the technical services stipulated in this contract, the intellectual property rights it enjoys are still owned by Party B.

6.2. The copyright of any documents and materials related to this technical service is owned by Party B, except those provided by Party A. Without the written permission of Party B, Party A shall not use any documents and materials owned by Party B to obtain commercial benefits by selling or disclosing them.

6.3. Party B shall ensure that the technical service results delivered to Party A do not infringe upon the legitimate rights and interests of any third party. If the effective judgment of the people’s court or an arbitration institution confirms that the technical service results delivered by Party B infringe the rights of a third party, Party B shall bear the responsibility in accordance with the above-mentioned judgment, and shall compensate Party A for actual direct economic losses caused thereby.

7. Liabilities

Both parties confirm that: either party violates this contract, and shall bear the liability for breach of contract according to the following provisions:

7.1. If Party B fails to provide technical services or deliver contract results on time due to Party B’s unilateral reasons, Party A shall pay Party A a liquidated damages of 0.03% of the contract amount corresponding to the failure to deliver part of the results on time for each overdue day. 10%. If the delivery is delayed for more than 60 days due to Party B’s unilateral reasons, Party A has the right to terminate the contract.

7.2. Due to the fault of Party B, if the technical service results do not meet the conditions and standards stipulated in the contract, Party B shall promptly repair or take other remedial measures until the conditions stipulated in the contract are met. Otherwise, Party A has the right to require Party B to compensate for the actual direct economic losses caused to Party A.

7.3. During the performance of the contract, if the contract is prematurely terminated or terminated due to Party B’s reasons, Party B shall refund the part of the fee paid by Party A but not performed, and compensate Party A for the actual direct economic loss caused thereby.

7.4. If Party A’s delay in payment results in stagnation or delay of technical service work, Party B shall not be liable. If Party A overdue payment, every day overdue, it shall pay Party B a liquidated damage of 0.03% of the payable and unpaid part of the contract. The total amount of liquidated damages shall not exceed 10% of the total amount of the contract. If Party A delays payment for more than 60 days, Party B has the right to cancel or terminate the contract in advance. If Party A accepts the work results beyond the time limit without justified reasons, the liability for breach of contract shall apply with reference to the provisions of this Agreement. Before Party A pays as agreed, Party B has the right to refuse to perform the obligations under this contract until Party A fulfills the corresponding payment obligations.

7.5. Party B shall not bear any responsibility if Party B cannot complete the technical service tasks according to the contract schedule due to Party A’s own reasons such as changes in technical requirements. If the technical service work is stagnated or delayed for more than 60 days due to Party A’s reasons, Party B has the right to cancel or terminate the contract in advance. During the performance of this contract, if the contract is terminated or terminated early due to Party A’s reasons, and Party B has already carried out the implementation work, Party A shall pay the fee according to the actual workload completed by Party B or the delivered results.

7.6. If the contract is terminated or terminated early, Party A shall return to Party B all documents related to technical services provided by Party B or improved by Party A on the basis of Party B, provided that Party A has already paid and Party B agrees that Party A accepts the corresponding Except for service results.

8. Force Majeure

8.1. If any of the two parties encounters force majeure, such as: war, fire, typhoon, flood, earthquake, major epidemic disease, etc., which are force majeure and are sufficient to cause the suspension or delay of the execution of this contract, the execution of this contract will be postponed accordingly.

8.2. Force majeure applies to both parties to this contract. After this contract takes effect, if force majeure occurs and this contract cannot be performed, the party that suffers from force majeure shall obtain the certificate issued by the notary office at the place where the accident occurred within ten working days after the occurrence of the force majeure, or that it cannot fully perform or postpone the performance of this contract. proof. Party A and Party B may be exempted from all or part of the relevant responsibilities based on this certificate.

8.3. If the impact of a force majeure accident lasts for 20 consecutive days or more, the two parties can resolve the performance of this contract through friendly negotiation and reach an agreement as soon as possible.

9. Confidentiality

Both parties have determined that the confidentiality obligations that should be observed for the performance of this contract are as follows:

9.1. Confidential information and business materials of one party to the other party, including but not limited to product formulas, technological processes, materials, test data, test reports, technical know-how, market intelligence, sales prices, business plans, supply and marketing channels, services, customers, Software, development, invention, process, icon, engineering, hardware structure, marketing and financial information (hereinafter referred to as “confidential information”) shall be kept confidential and shall not be disclosed to any third party without permission.

9.2. The effectiveness of the relevant confidentiality clauses under this agreement will not be affected by factors such as contract termination, rescission, invalidity or revocation, and shall continue to be effective until the relevant confidential information legally enters the public domain.

9.3. If Party A and Party B violate any of the confidentiality obligations in this article, they shall bear liquidated damages equivalent to 10% of the contract amount of this master agreement to the other party. If the liquidated damages are not enough to make up for the loss of the other party, the breaching party shall also bear all the consequences arising therefrom and the direct loss of the other party.

10. Project Contacts and Notification

10.1. Both parties confirm that within the valid period of this contract, Party A shall designate Sun Sheng as the project contact person of Party A, and Party B shall designate Zuo Xin as the project contact person of Party B. For the specific contact information of the project contact person, please refer to the content on the front page of this contract. Both Party A and Party B confirm that their designated project contacts have the right to undertake the following responsibilities on their behalf:

10.1.1. Send a list of confirmed requirements, an implementation plan and the corresponding workload.

10.1.2. Coordinate the problems arising from the progress of the project, coordinate the work of both parties and other related content.

10.1.3. Confirm the monthly statement.

10.2. All notices and other communications required or given under this Agreement shall be delivered by hand delivery, registered mail, postage prepaid, commercial courier service, electronic mail or fax to the address listed on the first page of this Agreement for that party. The date on which such notice is deemed to have been effectively delivered shall be determined as follows: if the notice is sent by personal delivery, courier service or registered post, postage prepaid, at the address set as the notice on the date of dispatch or rejection of effective delivery date. If the notice is sent by e-mail, it is deemed to have been delivered since the content of the aforementioned electronic file has entered the receiving system of the other party’s data message if the sender has correctly filled in the address and has not been returned by the system. If the delivery date falls on a non-working day, it is deemed to be on the following one business day delivery. If the notice is sent by fax, the effective delivery date shall be the date of successful transmission (should be evidenced by the automatically generated transmission confirmation information).

10.3. The address, contact person and electronic communication terminal agreed on the front page of this contract are also the service address of the legal documents of the people’s court and/or arbitration institution during the work contact, legal documents and dispute resolution of the two parties, and the litigation documents of the people’s court and/or arbitration institution (including judgment documents) to the above-mentioned address and/or industrial and commercial registration public address (resident ID card registration address) of any party to any contract is deemed to be effectively served. The communication service of the parties to the electronic communication terminal is applicable to the service of dispute resolution.

10.4. The contract service clause and the dispute resolution clause are independent clauses, which are not affected by the effectiveness of the contract as a whole or other clauses.

10.5. If one party changes the project contact person, it shall notify the other party in writing no later than three working days after the change, otherwise the other party’s notification of its original communication method shall be deemed effective. If it fails to notify in time and affects the performance of this contract or causes losses, it shall bear corresponding responsibilities.

11. Dispute Resolution

11.1. Disputes arising from the performance of this contract between the two parties shall be resolved through negotiation and mediation. If negotiation and mediation fail, the people’s court at the place where Party A is domiciled shall have jurisdiction.

11.2. During the litigation period, except for the part of the problem that must be resolved during the litigation process, the rest of the contract shall continue to be performed.

12. Effectiveness

12.1. This contract will come into effect on the day when Party A and Party B affix the official seal or special seal for the contract.

12.2. This contract is made in quadruplicate, with Party A and Party B each holding two originals, both of which have the same effect.

12.3. The annex to this contract is an integral part of this contract and has the same effect as the text of this contract.

12.4. Any changes to the terms of this contract must be signed by both parties in writing before they become an integral part of this contract and have the same effect as this contract.

12.5. Matters not covered in this contract shall be resolved through friendly negotiation between Party A and Party B.

(The following is the signature and seal page, without text)

(There is no text on this page, it is signed for the “Artificial Intelligence and Big Data Basic Service Platform Project Technical Service Agreement” Page)

Party A	China Construction Third Bureau Installation Engineering Co., Ltd.

(stamp)

Signator

Date	February 16th ,

Party B	Shanghai Xiao-i Robot Technology Co., Ltd.

(stamp)

Signator

date	February 16th , 2022

Appendix 1: Quotation Form for Artificial Intelligence and Big Data Basic Algorithm Customization and Integration Services

Amount unit: RMB

Yuan

serial number	project	discount price	number quantity	unit	Subtotal	illustrate
1	Application layer custom development and	construction services
1.1	“Information +” ability enter	¥50,000	10	man-month	¥500,000
1.2	“Smart+” ability enter	¥50,000	10	man-month	¥500,000
2	Integration Services
2.1	Big data interface integration and data aggregation services	¥50,000	12	man-month	¥600,000	Responsible for management docking and directly facing users terminal channel
2.2	Unified users, permissions, log etc. docking	¥40,000	9	man-month	¥360,000	Responsible for docking user systems, authority systems, Logging system etc.
2.3	Intelligent Voice Correlation system integration	¥40,000	9	man-month	¥360,000	Voice navigation and outbound call and customer service system Docking customized development
2.4	Fusion Knowledge Platform Set into development	¥40,000	12	man-month	¥480,000	Knowledge fusion platform and customer business system Access to customized development
2.5	smart trainer integration send	¥50,000	6	man-month	¥300,000	The docking between the coaching system and the customer’s business system Customized development

2.6	Robot knowledge building and custom development	¥40,000	18	man-month	¥720,000	Robot knowledge building and custom development
2.7	Work Order System Custom Service	¥50,000	14	man-month	¥700,000	Work order system customization service
	Service
2.8	Low code platform and data Customized service for smart employees Service	¥50,000	20	man-month	¥1,000,000	Low-code platform and customized services for digital intelligence employees Service
3	implementation services
3.1	implementation services	¥50,000	12	man-month	¥600,000	Project management and implementation services
Total development integration and implementation services:					¥6,120,000
total:					¥6,120,000

Appendix 2: Artificial intelligence and big data basic service platform project provides customized development and integration technical service orders

Party A:

Party B: Shanghai Xiao-i Robot Technology Co., Ltd.

In view of the fact that both parties signed the “Technical Service Contract for Artificial Intelligence and Big Data Basic Service Platform Project” (hereinafter referred to as the “Original Contract”) on __________, both parties confirm that Party A will purchase the artificial intelligence and big data basic service platform project from Party B Provide customized development and integration technical service orders as follows:

Provide custom development and integration technical service orders for artificial intelligence and big data basic service platform projects
serial number	project	Description of technical service content	workload	unit price	Total Amount

The total amount of orders

Party A:

Project Leader/Contact Person:

Date:

Party B:

Project Leader/Contact Person:

Date:

Attachment 3: Technical Service Monthly Statement

Party A:

Party B: Shanghai Zhizhen Intelligent Network Technology Co., Ltd.

Party A and Party B confirm that, with regard to the “Artificial Intelligence and Big Data Basic Service Platform Project Technical Service Contract” signed by both parties on _month_day, the amount of work completed by Party B during the service period from _month_day to _month_day And the settlement amount is as follows:

Technical service monthly statement

serial number	Service Content	Complete workload	unit price	Total Amount

total settlement amount

Party A:

Project Leader/Contact Person:

Date:

Party B:

Project Leader/Contact Person:

Date: